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                                                                      EXHIBIT 24


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 1995, included in this Form 10-K for the year ended December 31, 1994, into TJ International, Inc.'s previously filed Form S-8 Registration Statement for the Trus Joist Corporation Nonstatutory Stock Option Plan with 1982 Incentive Amendment, as amended (Registration No. 2-79209), Form S-8 Registration Statement for the Trus Joist Corporation Employee Stock Ownership Plan (Registration No. 2-96065), Form S-8 Registration Statement for the Trus Joist Corporation Associates' Stock Purchase Plan, as amended (Registration No. 2-96821), Form S-8 Registration Statement for the Trus Joist Corporation Key Employees' 1982 Incentive Stock Option Plan with Nonstatutory Feature (Registration No. 2-96964), Form S-8 Registration Statement for the Trus Joist Corporation Employee Stock Ownership Plan (Registration No. 33-4704), Form S-8 Registration Statement for the Trus Joist Corporation Profit Sharing Plan, as amended (Registration No. 33-21870), Form S-8 Registration Statement for the Trus Joist Corporation Key Employees' 1985 Incentive Stock Option Plan with Nonstatutory Feature, as amended (Registration No. 33-22186) and Form S-8 Registration Statement for TJ International, Inc. Key Employees 1988 and 1992 Stock Option Plans (Registration No. 33-54582). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.




/s/ ARTHUR ANDERSEN LLP
-----------------------


Boise, Idaho
  March 28, 1995